EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. 1350) and

Rules 13a-14(b) of the Securities Exchange Act of 1934

In connection with the annual report on Form 10-K of Icahn Enterprises L.P., for the year ended December 31, 2021, the undersigned certify that, to the best of his knowledge, based upon a review of the Icahn Enterprises L.P. annual report on Form 10-K for the year ended December 31, 2021:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/David Willetts
David Willetts
President and Chief Executive Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.

Date: February 25, 2022

/s/Ted Papapostolou
Ted Papapostolou
Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.

Date: February 25, 2022